PRA Group Reports Second Quarter 2019 Results

NORFOLK, Va., Aug. 8, 2019 /PRNewswire/ -- PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2019. Net income attributable to PRA Group, Inc. was $18.6 million compared to $19.6 million in the second quarter of 2018. Diluted earnings per share were $0.41 compared to $0.43 in the second quarter of 2018. For the six months ended June 30, 2019, net income attributable to PRA Group, Inc. was $33.8 million, or diluted earnings per share of $0.74, compared to $40.7 million, or diluted earnings per share of $0.90, during the same period in 2018.

Second Quarter Highlights

  Record global cash collections of $470.3 million increased 16%, or 18% on a currency adjusted basis, compared to the second quarter of 2018. This growth was primarily driven by a 39% increase in U.S. legal cash collections and a 12% increase in U.S. call center and other cash collections.
  Record Estimated Remaining Collections (ERC) of $6.4 billion which increased $146.6 million from the first quarter of 2019.
  Total investment for the quarter of $289.1 million, a 31% increase compared to the second quarter of 2018 driven largely by investment in Europe.
  Record income recognized on finance receivables of $249.2 million compared to $219.0 million in the second quarter of 2018, contributing to record total revenues of $252.1 million.
  Net operating income of $63.4 million, an increase of 15% compared to the second quarter of 2018.

"Dedication to our founding principles and investing for the long term continues to generate record results for PRA Group. U.S. legal channel cash collections increased nearly 40% from the second quarter of 2018 and the investments we have made over the last year are delivering returns in line with our historical experience but with significantly higher volumes. Our Core businesses globally are benefitting from operational improvements that are both technology-based, such as the digital channel, and personnel based, with productivity improvements," said Kevin Stevenson, president and chief executive officer. "Our patient and rational approach to the European market is paying off as the pricing environment appears to have shifted in certain geographies. We have invested significant amounts in the European market in the last two quarters but have not deviated from our long-standing approach and required returns. All of these efforts drove a record quarter of cash collections, strong investments globally and record estimated remaining collections."

Cash Collections, Revenues, and Net Allowance Charges

  The following table presents cash collections by quarter and by source on an as reported and currency-adjusted basis:

Cash Collection Source	2019		2018
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas-Core	$ 294,243	$ 290,723	$ 233,937	$ 231,253	$ 233,752
Americas-Insolvency	49,770	44,613	48,000	48,518	56,063
Europe-Core	117,635	116,858	113,154	102,780	109,359
Europe-Insolvency	8,626	8,977	7,618	6,731	7,460
Total Cash Collections	$ 470,274	$ 461,171	$ 402,709	$ 389,282	$ 406,634

Cash Collection Source -
Constant Currency Adjusted	2019				2018
($ in thousands)	Q2				Q2
Americas-Core	$ 294,243				$ 232,461
Americas-Insolvency	49,770				55,993
Europe-Core	117,635				102,861
Europe-Insolvency	8,626				7,041
Total Cash Collections	$ 470,274				$ 398,356

  Cash collections in the quarter increased $63.6 million compared to the second quarter of 2018.  The increase was primarily due to a 39% increase in U.S. legal collections and a 12% increase in U.S. call center and other cash collections as a result of past and continued investments in these channels, as well as record investment levels in Americas Core in 2017 and 2018.  This was partially offset by an 8% decrease in Global Insolvency cash collections mainly due to investment in the U.S. not offsetting the wind down of older vintages.  For the six months ended June 30, 2019, cash collections increased $98.2 million compared to the same period last year.
  For the quarter, cash collections on fully amortized pools were $13.3 million and cash collections on nonaccrual pools were $3.8 million.
  Income recognized on finance receivables increased $30.2 million compared to the second quarter of 2018 primarily due to record purchases in Americas Core during 2018, significant purchases in Europe Core, and yield raises in Core globally.  For the six months ended June 30, 2019, income recognized on finance receivables increased $50.4 million compared to the same period last year.

Expenses

  Operating expenses in the quarter increased $24.1 million compared to the second quarter of 2018 largely due to increased legal collection costs and fees as well as an increase in agency fees.
    Legal collection costs increased $14.4 million due to more accounts being placed in the legal channel and the resultant increase of court costs starting in the third quarter of 2018.
    Additionally, with legal cash collections increasing significantly, much of which was processed through third party attorneys, legal fees increased by $4.0 million as these expenses are contingent upon law firm collections.
    Agency fees increased $4.9 million primarily due to the shifting of fixed expenses to variable as a result of the sale of the RCB operating platform in Brazil and increased volumes of servicing activity outside of the U.S.
    Compensation and employee services decreased $0.9 million primarily due to a decrease in U.S. Core compensation as a result of lower collection FTEs, offset by costs associated with the acquisition in Canada and higher benefits costs.
  For the six months ended June 30, 2019, operating expenses increased $45.5 million compared to the same period last year.
  Interest expense increased 16% compared to the second quarter of 2018 mainly due to higher levels of average borrowings primarily from increased portfolio investment in both the Americas and Europe and higher average interest rates mainly in the U.S.
  The effective tax rate for the first half of the year was 18.6%.

Portfolio Acquisitions

  The Company invested $289.1 million in finance receivables in the second quarter.
  At the end of the second quarter, the Company had in place forward flow commitments of $713.4 million.

Portfolio Purchase Source	2019		2018
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas-Core	$ 121,996	$ 169,189	$ 172,511	$ 170,426	$ 182,768
Americas-Insolvency	26,092	48,243	52,871	17,151	16,651
Europe-Core	136,344	94,283	231,810	45,754	19,403
Europe-Insolvency	4,715	7,134	33,661	4,159	2,577
Total Portfolio Purchasing	$ 289,147	$ 318,849	$ 490,853	$ 237,490	$ 221,399

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call until August 15, 2019, call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10130092.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With approximately 5,000 employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein which are not historical in nature, including PRA Group, Inc.'s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.'s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.'s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.'s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenues:
Income recognized on finance receivables	$ 249,219	$ 219,018	$ 488,055	$ 437,642
Fee income	2,707	2,342	9,081	7,669
Other revenue	131	158	798	315
Total revenues	252,057	221,518	497,934	445,626

Net allowance charges	(1,196)	(2,834)	(7,291)	(3,759)

Operating expenses:
Compensation and employee services	79,808	80,690	159,453	161,927
Legal collection fees	14,297	10,343	27,356	21,012
Legal collection costs	33,121	18,695	68,350	40,938
Agency fees	13,013	8,138	27,045	16,416
Outside fees and services	16,293	14,565	31,541	28,723
Communication	10,824	10,782	24,025	22,339
Rent and occupancy	4,491	4,003	8,854	8,317
Depreciation and amortization	4,723	4,525	9,295	9,454
Other operating expenses	10,926	11,628	22,511	23,812
Total operating expenses	187,496	163,369	378,430	332,938
Income from operations	63,365	55,315	112,213	108,929

Other income and (expense):
Interest expense, net	(36,027)	(31,124)	(70,008)	(56,905)
Foreign exchange	(311)	1,690	5,953	2,983
Other	248	(400)	(104)	(157)
Income before income taxes	27,275	25,481	48,054	54,850

Income tax expense	5,075	3,857	8,942	9,994
Net income	22,200	21,624	39,112	44,856
Adjustment for net income attributable to noncontrolling interests	3,581	2,036	5,266	4,162
Net income attributable to PRA Group, Inc.	$ 18,619	$ 19,588	$ 33,846	$ 40,694

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 0.41	$ 0.43	$ 0.75	$ 0.90
Diluted	$ 0.41	$ 0.43	$ 0.74	$ 0.90

Weighted average number of shares outstanding:
Basic	45,387	45,283	45,363	45,257
Diluted	45,495	45,449	45,457	45,410

PRA Group, Inc.
Consolidated Balance Sheets
June 30, 2019 and December 31, 2018
(Amounts in thousands)
	(unaudited)
	June 30,	December 31,
ASSETS	2019	2018

Cash and cash equivalents	$ 105,496	$ 98,695
Investments	85,911	45,173
Finance receivables, net	3,230,949	3,084,777
Other receivables, net	13,770	46,157
Income taxes receivable	11,323	16,809
Net deferred tax asset	66,401	61,453
Property and equipment, net	51,484	54,136
Right-of-use assets	72,817	-
Goodwill	489,293	464,116
Intangible assets, net	5,219	5,522
Other assets	32,751	32,721

Total assets	$ 4,165,414	$ 3,909,559

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 3,279	$ 6,110
Accrued expenses	74,950	79,396
Income taxes payable	372	15,080
Net deferred tax liability	100,742	114,979
Interest-bearing deposits	107,840	82,666
Borrowings	2,618,382	2,473,656
Lease liabilities	76,750	-
Other liabilities	27,307	7,370

Total liabilities	3,009,622	2,779,257

Redeemable noncontrolling interest	4,935	6,333

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,409 shares issued and outstanding at June 30, 2019; 100,000 shares authorized,
45,304 shares issued and outstanding at December 31, 2018	454	453
Additional paid-in capital	61,705	60,303
Retained earnings	1,310,319	1,276,473
Accumulated other comprehensive loss	(252,124)	(242,109)
Total stockholders' equity - PRA Group, Inc.	1,120,354	1,095,120
Noncontrolling interests	30,503	28,849
Total equity	1,150,857	1,123,969
Total liabilities and equity	$ 4,165,414	$ 3,909,559

Select Expenses (Income)
(in thousands)	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Acquisition/divestiture-related expenses	227	223	-	-	4	10	-	-
Legal costs not associated with normal operations	-	-	647	95	231	92	160	218
Noncash interest expense - amortization of debt discount	3,071	3,042	2,986	2,958	2,904	2,877	2,823	2,796
Noncash interest expense - amortization of debt issuance costs	2,655	2,636	2,723	2,524	2,532	2,553	2,501	2,505
Change in fair value on derivatives	1,645	349	673	(504)	972	(3,673)	420	(1,025)
Amortization of intangibles	418	347	907	994	1,133	1,222	1,016	1,037
Share-based compensation expense	2,620	2,314	1,600	2,361	2,146	2,415	2,415	2,218

Purchase Price Multiples
as of June 30, 2019
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Net Finance Receivables Balance(3)	ERC-Historical Period Exchange Rates (4)	Total Estimated Collections (5)	ERC-Current Period Exchange Rates (6)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (7)
Americas-Core
1996-2008	$ 804,880	$ 9,023	$ 30,183	$ 2,425,080	$ 30,183	301%	236%
2009	125,153	592	19,372	459,958	19,372	368%	252%
2010	148,197	3,869	31,740	534,372	31,740	361%	247%
2011	209,604	8,495	53,784	736,862	53,784	352%	245%
2012	254,102	17,454	69,474	681,368	69,474	268%	226%
2013	390,932	40,974	117,423	937,824	117,423	240%	211%
2014	405,349	68,007	177,944	931,071	175,125	230%	204%
2015	443,921	113,111	269,177	972,745	269,155	219%	205%
2016	453,434	161,101	410,953	1,076,072	406,806	237%	201%
2017	534,011	295,918	619,313	1,151,049	616,550	216%	193%
2018	655,984	543,703	1,013,915	1,324,959	1,012,544	202%	202%
2019	291,953	280,247	561,762	599,565	563,686	205%	205%
Subtotal	4,717,520	1,542,494	3,375,040	11,830,925	3,365,842
Americas-Insolvency
2004-2008	241,465	-	511	365,619	511	151%	155%
2009	155,988	-	953	470,606	953	302%	214%
2010	208,942	-	1,672	547,054	1,672	262%	184%
2011	180,433	-	152	368,974	152	204%	155%
2012	251,396	-	60	390,710	60	155%	136%
2013	227,893	-	3,219	354,953	3,219	156%	133%
2014	148,582	3,125	8,781	217,747	8,755	147%	124%
2015	63,181	9,683	15,310	85,357	15,310	135%	125%
2016	92,281	22,403	30,785	116,044	30,785	126%	123%
2017	275,265	122,728	158,858	348,246	158,857	127%	125%
2018	97,938	84,493	106,266	125,770	106,265	128%	127%
2019	74,178	71,225	89,542	94,112	89,542	127%	127%
Subtotal	2,017,542	313,657	416,109	3,485,192	416,081
Total Americas	6,735,062	1,856,151	3,791,149	15,316,117	3,781,923
Europe-Core
2012	20,422	-	666	39,431	520	193%	187%
2013	20,343	-	392	24,420	300	120%	119%
2014	796,839	212,142	869,372	2,225,481	743,280	279%	208%
2015	420,323	171,854	376,344	744,300	336,012	177%	160%
2016	348,306	206,864	370,582	587,157	371,454	169%	167%
2017	246,995	170,165	254,850	350,879	246,807	142%	144%
2018 (8)	345,357	289,637	444,774	516,865	438,880	150%	148%
2019	228,941	223,685	353,718	361,966	353,682	158%	158%
Subtotal	2,427,526	1,274,347	2,670,698	4,850,499	2,490,935
Europe-Insolvency
2014	10,876	527	1,574	17,964	1,403	165%	129%
2015	19,278	3,839	7,960	29,172	6,775	151%	139%
2016	41,909	15,197	23,729	61,118	23,239	146%	130%
2017	38,474	27,883	36,056	49,792	34,704	129%	128%
2018	45,625	41,527	51,262	55,937	50,297	123%	123%
2019	11,816	11,478	14,937	15,259	14,704	129%	129%
Subtotal	167,978	100,451	135,518	229,242	131,122
Total Europe	2,595,504	1,374,798	2,806,216	5,079,741	2,622,057
Total PRA Group	$ 9,330,566	$ 3,230,949	$ 6,597,365	$ 20,395,858	$ 6,403,980

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.

(2) For our non-U.S. amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.

(3) For our non-U.S. amounts, Net Finance Receivables are presented at the June 30, 2019 exchange rate.
(4) For our non-U.S. amounts, Estimated Remaining Collections ("ERC")-Historical Period Exchange Rates is presented at the period-end exchange rate for the respective quarter of purchase.
(5) For our non-U.S. amounts, Total Estimated Collections is presented at the period-end exchange rate for the respective quarter of purchase.
(6) For our non-U.S. amounts, ERC-Current Period Exchange Rates is presented at the June 30, 2019 exchange rate.
(7) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.
(8) The Europe-Core purchases include a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the consolidation of a
Polish investment fund.

Portfolio Financial Information
Year-to-date as of June 30, 2019
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Cash Collections (3)	Gross Revenue(3)	Amortization (3)	Net Allowance Charges/ (Reversals)(3)	Net Revenue (3)(4)	Net Finance Receivables as of June 30, 2019 (5)
Americas-Core
1996-2008	$ 804,880	$ 7,070	$ 4,713	$ 2,357	$ (2,275)	$ 6,988	$ 9,023
2009	125,153	3,785	3,524	261	(200)	3,724	592
2010	148,197	4,819	4,231	588	185	4,046	3,869
2011	209,604	9,109	7,873	1,236	700	7,173	8,495
2012	254,102	10,119	7,390	2,729	(580)	7,970	17,454
2013	390,932	20,795	14,467	6,328	3,155	11,312	40,974
2014	405,349	32,308	20,832	11,476	1,658	19,174	68,007
2015	443,921	48,410	28,726	19,684	1,135	27,591	113,111
2016	453,434	80,201	47,248	32,953	1,353	45,895	161,101
2017	534,011	143,043	68,014	75,029	136	67,878	295,918
2018	655,984	187,516	102,720	84,796	-	102,720	543,703
2019	291,953	37,791	25,180	12,611	-	25,180	280,247
Subtotal	4,717,520	584,966	334,918	250,048	5,267	329,651	1,542,494
Americas-Insolvency
2004-2008	241,465	113	113	-	-	113	-
2009	155,988	260	260	-	-	260	-
2010	208,942	352	352	-	-	352	-
2011	180,433	436	436	-	-	436	-
2012	251,396	1,096	1,096	-	-	1,096	-
2013	227,893	1,815	1,815		-	1,815	-
2014	148,582	10,317	6,115	4,202	-	6,115	3,125
2015	63,181	8,848	2,300	6,548	-	2,300	9,683
2016	92,281	10,787	2,381	8,406	(200)	2,581	22,403
2017	275,265	42,983	10,128	32,855	-	10,128	122,728
2018	97,938	12,806	3,552	9,254	-	3,552	84,493
2019	74,178	4,570	1,618	2,952	-	1,618	71,225
Subtotal	2,017,542	94,383	30,166	64,217	(200)	30,366	313,657
Total Americas	6,735,062	679,349	365,084	314,265	5,067	360,017	1,856,151
Europe-Core
2012	20,422	750	750	-	-	750	-
2013	20,343	494	396	98	-	396	-
2014	796,839	89,876	61,888	27,988	(820)	62,708	212,142
2015	420,323	34,730	16,703	18,027	(1,347)	18,050	171,854
2016	348,306	30,112	14,575	15,537	2,977	11,598	206,864
2017	246,995	22,852	7,033	15,819	1,549	5,484	170,165
2018 (6)	345,357	47,447	13,271	34,176	-	13,271	289,637
2019	228,941	8,232	2,373	5,859	-	2,373	223,685
Subtotal	2,427,526	234,493	116,989	117,504	2,359	114,630	1,274,347
Europe-Insolvency
2014	10,876	931	477	454	-	477	527
2015	19,278	2,106	909	1,197	(73)	982	3,839
2016	41,909	5,716	2,155	3,561	(62)	2,217	15,197
2017	38,474	4,535	1,169	3,366	-	1,169	27,883
2018	45,625	3,997	1,111	2,886	-	1,111	41,527
2019	11,816	318	161	157	-	161	11,478
Subtotal	167,978	17,603	5,982	11,621	(135)	6,117	100,451
Total Europe	2,595,504	252,096	122,971	129,125	2,224	120,747	1,374,798
Total PRA Group	$ 9,330,566	$ 931,445	$ 488,055	$ 443,390	$ 7,291	$ 480,764	$ 3,230,949

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.

(2) For our non-U.S. amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.

(3) For our non-U.S. amounts, amounts are presented using the average exchange rates during the current reporting period.
(4) Net Revenue refers to income recognized on finance receivables, net of allowance charges/(reversals).
(5) For our non-U.S. amounts, Net Finance Receivables are presented at the June 30, 2019 exchange rate.
(6) The Europe-Core purchases include a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the consolidation of a
Polish investment fund.

Cash Collections by Year, By Year of Purchase(1)
as of June 30, 2019
Amounts in thousands

Purchase Period	Purchase Price (2)(3)	Cash Collections
		1996-2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	Total
Americas-Core
1996-2008	$ 804,880	$ 1,366,034	$ 240,929	$ 200,052	$ 169,205	$ 132,255	$ 95,262	$ 66,274	$ 46,277	$ 29,734	$ 19,458	$ 15,092	$ 7,070	$ 2,387,642
2009	125,153	—	40,703	95,627	84,339	69,385	51,121	35,555	24,896	16,000	10,994	8,180	3,785	440,585
2010	148,197	—	—	47,076	113,554	109,873	82,014	55,946	38,110	24,515	15,587	11,140	4,819	502,634
2011	209,604	—	—	—	61,971	174,461	152,908	108,513	73,793	48,711	31,991	21,622	9,109	683,079
2012	254,102	—	—	—	—	56,901	173,589	146,198	97,267	59,981	40,042	27,797	10,119	611,894
2013	390,932	—	—	—	—	—	101,614	247,849	194,026	120,789	78,880	56,449	20,795	820,402
2014	405,349	—	—	—	—	—	—	92,660	253,448	170,311	114,219	82,244	32,308	745,190
2015	443,921	—	—	—	—	—	—	—	116,951	228,432	185,898	126,605	48,410	706,296
2016	453,434	—	—	—	—	—	—	—	—	138,723	256,531	194,605	80,201	670,060
2017	534,011	—	—	—	—	—	—	—	—	—	107,327	278,733	143,043	529,103
2018	655,984	—	—	—	—	—	—	—	—	—	—	122,712	187,516	310,228
2019	291,953	—	—	—	—	—	—	—	—	—	—	—	37,791	37,791
Subtotal	4,717,520	1,366,034	281,632	342,755	429,069	542,875	656,508	752,995	844,768	837,196	860,927	945,179	584,966	8,444,904
Americas-Insolvency
2004-2008	241,465	117,972	69,736	65,321	53,924	37,530	13,534	3,035	1,836	1,098	653	356	113	365,108
2009	155,988	—	16,635	81,780	102,780	107,888	95,725	53,945	5,781	2,531	1,581	747	260	469,653
2010	208,942	—	—	39,486	104,499	125,020	121,717	101,873	43,649	5,008	2,425	1,352	352	545,381
2011	180,433	—	—	—	15,218	66,379	82,752	85,816	76,915	35,996	3,726	1,584	436	368,822
2012	251,396	—	—	—	—	17,388	103,610	94,141	80,079	60,715	29,337	4,284	1,096	390,650
2013	227,893	—	—	—	—	—	52,528	82,596	81,679	63,386	47,781	21,948	1,815	351,733
2014	148,582	—	—	—	—	—	—	37,045	50,880	44,313	37,350	28,759	10,317	208,664
2015	63,181	—	—	—	—	—	—	—	3,395	17,892	20,143	19,769	8,848	70,047
2016	92,281	—	—	—	—	—	—	—	—	18,869	30,426	25,047	10,787	85,129
2017	275,265	—	—	—	—	—	—	—	—	—	49,093	97,315	42,983	189,391
2018	97,938	—	—	—	—	—	—	—	—	—	—	6,700	12,806	19,506
2019	74,178	—	—	—	—	—	—	—	—	—	—	—	4,570	4,570
Subtotal	2,017,542	117,972	86,371	186,587	276,421	354,205	469,866	458,451	344,214	249,808	222,515	207,861	94,383	3,068,654
Total Americas	6,735,062	1,484,006	368,003	529,342	705,490	897,080	1,126,374	1,211,446	1,188,982	1,087,004	1,083,442	1,153,040	679,349	11,513,558
Europe-Core
2012	20,422	—	—	—	—	11,604	8,995	5,641	3,175	2,198	2,038	1,996	750	36,397
2013	20,343	—	—	—	—	—	7,068	8,540	2,347	1,326	1,239	1,331	494	22,345
2014	796,839	—	—	—	—	—	—	153,180	291,980	246,365	220,765	206,255	89,876	1,208,421
2015	420,323	—	—	—	—	—	—	—	45,760	100,263	86,156	80,858	34,730	347,767
2016	348,306	—	—	—	—	—	—	—	—	40,368	78,915	72,603	30,112	221,998
2017	246,995	—	—	—	—	—	—	—	—	—	17,894	56,033	22,852	96,779
2018 (4)	345,357	—	—	—	—	—	—	—	—	—	—	24,326	47,447	71,773
2019	228,941	—	—	—	—	—	—	—	—	—	—	—	8,232	8,232
Subtotal	2,427,526	-	-	-	-	11,604	16,063	167,361	343,262	390,520	407,007	443,402	234,493	2,013,712
Europe-Insolvency
2014	10,876	—	—	—	—	—	—	5	4,297	3,921	3,207	2,620	931	14,981
2015	19,278	—	—	—	—	—	—	—	2,954	4,366	5,013	4,783	2,106	19,222
2016	41,909	—	—	—	—	—	—	—	—	6,175	12,703	12,856	5,716	37,450
2017	38,474	—	—	—	—	—	—	—	—	—	1,233	7,862	4,535	13,630
2018	45,625	—	—	—	—	—	—	—	—	—	—	642	3,997	4,639
2019	11,816	—	—	—	—	—	—	—	—	—	—	—	318	318
Subtotal	167,978	-	-	-	-	-	-	5	7,251	14,462	22,156	28,763	17,603	90,240
Total Europe	2,595,504	-	-	-	-	11,604	16,063	167,366	350,513	404,982	429,163	472,165	252,096	2,103,952
Total PRA Group	$ 9,330,566	$ 1,484,006	$ 368,003	$ 529,342	$ 705,490	$ 908,684	$ 1,142,437	$ 1,378,812	$ 1,539,495	$ 1,491,986	$ 1,512,605	$ 1,625,205	$ 931,445	$ 13,617,510

(1) For our non-U.S. amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(2) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.

(3) For our non-U.S. amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period end exchange rate for the respective quarter of purchase.

(4) The Europe-Core purchases include a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the consolidation of a Polish investment fund.

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com